UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2015

WPX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 13, 2015, WPX Energy, Inc., a Delaware corporation (“WPX” or the “Company”), Thunder Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of WPX (“Merger Sub”), and RKI Exploration & Production, LLC, a Delaware limited liability company (“RKI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into RKI in accordance with Delaware law and upon the terms and subject to the conditions of the Merger Agreement, whereupon the separate existence of Merger Sub will cease and RKI will continue as the surviving entity (the “Surviving Entity”) and a wholly-owned subsidiary of WPX (the “Merger,” and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Contemplated Transactions”).

The board of directors of the Company (the “WPX Board”) and the board of managers of RKI (the “RKI Board”) have each unanimously approved the Merger Agreement and the Contemplated Transactions. The Merger Agreement was adopted and approved by the holders of approximately 85% of the issued and outstanding RKI limited liability company interests following the entry into the Merger Agreement by the Company.

Transaction Structure

Upon the Merger becoming effective (the “Effective Time”), by virtue of the Merger and without any further action by any of the parties to the Agreement or any stockholder of the Company or member of RKI, all units of RKI limited liability company interests issued and outstanding immediately prior to the Effective Time (the “RKI Existing Shares”) will be converted into the right to receive: (a) an amount of fully paid, validly issued and nonassessable unregistered shares of WPX common stock (the “WPX Stock Consideration”) determined by dividing 40,000,000 (the “Stock Consideration”) by the number of RKI Existing Shares (as such number may be adjusted in accordance the terms of the Merger Agreement) (the “Per Share Stock Consideration”); (b) an amount of cash or other immediately available funds equal to the quotient obtained by dividing an amount equal to $2,750,000,000 less the Stock Consideration valued at $11.729 per share (the volume weighted-average per share price of WPX common stock on the New York Stock Exchange, as reported by Bloomberg, for the ten consecutive trading days ending on the last full trading day preceding the date of the Merger Agreement, rounded to the nearest tenth of a cent) and less the Escrow Amount (as defined below) by the number of RKI Existing Shares (the “Cash Consideration”); (c) (1) if a sale of certain assets of RKI located in the Powder River Basin (the “PRB Sale”) has occurred prior to the Effective time, an amount of cash or other immediately available funds equal to the escrow recovery of such sale divided by the number of RKI Existing Shares, or (2) if the PRB Sale has not occurred prior to the Effective Time, a number of subsidiary interests of the new subsidiary of RKI to be formed to hold such Powder River Basin assets (the “PRB Subsidiary Interests”) equal to the number of total PRB Subsidiary Interests divided by the number of RKI Existing Shares; and (d) any cash disbursements from the escrow fund that are required to be made under the Merger Agreement (collectively, the “Merger Consideration”). The Cash Consideration is subject to certain adjustments, including for outstanding indebtedness and similar items, as set forth in the Merger Agreement.

Promptly following the signing of the Merger Agreement, RKI will solicit information from its members to determine which of its members are “accredited investors,” as such term is defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933 (as amended, the “Securities Act”). If the number of members that are not “accredited investors” exceeds 35, then for each such member of RKI that is not an “accredited investor,” all RKI Existing Shares held by such member will be converted into the right to receive, in lieu of the Merger Consideration, a pro rata amount of the cash consideration plus an additional amount of cash equal to the value of WPX Stock Consideration and, if applicable, the PRB Subsidiary Interests such member would have received had it been an accredited investor. In connection with such reallocation of the Merger Consideration to the members of RKI that are unaccredited investors, the Merger Consideration received by each member of RKI that is an accredited investor will be adjusted, such that the members who are accredited investors will receive proportionately more shares of WPX Stock Consideration and less cash consideration.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, automatically by virtue of the Merger, Existing Shares (a) held in RKI’s treasury; or (b) held by WPX or Merger Sub, will each be cancelled and will cease to exist, without any exchange thereof, immediately prior to the Effective Time, with no payment being made with respect thereto. At the Effective Time, automatically by virtue of the Merger, each unit of Merger Sub’s limited liability company interests issued and outstanding immediately prior to the Effective Time will be converted into one fully paid, validly issued and nonassessable common unit of limited liability company membership interest in the Surviving Entity to be held solely by WPX.

The Merger Agreement provides that, immediately prior to the Effective Time, all unvested restricted shares of RKI held by employees and managers of RKI as of immediately prior to the Effective Time (“RKI Restricted Shares”) will vest in full so as to no longer be subject to any forfeiture or vesting requirements of any RKI share plan or any underlying award agreements, and all RKI Restricted Shares will be considered outstanding RKI Existing Shares for all purposes of the Merger Agreement, including for purposes of the right to receive the Merger Consideration.

Conditions to the Merger

The completion of the Contemplated Transactions is subject to the satisfaction or waiver of certain customary conditions, including, among others: (a) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (b) the absence of certain legal impediments to the consummation of the Merger or any of the other Contemplated Transactions; (c) the absence of any governmental litigation related to the Merger or any of the other Contemplated Transactions; (d) the absence of a material adverse effect on RKI; (e) the delivery of Voting and Support Agreements or Support Agreements from holders of at least 85% of the RKI Existing Shares; and (f) the transfer of certain of RKI’s assets to certain members of RKI.

Non-Solicit

RKI has agreed, among other things, not to solicit, initiate or knowingly encourage or facilitate a competing acquisition proposal, or provide information to, or enter into discussions with, a third party with respect to a competing acquisition transaction or any proposal that could reasonably be expected to result in a competing acquisition transaction, between the signing of the Merger Agreement and the Effective Time.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of WPX and RKI to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party. In addition, the members of RKI have agreed to indemnify WPX for certain losses. $137,500,000 of the Merger Consideration (the “Escrow Amount”) will be held in escrow to support RKI’s indemnification obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both WPX and RKI including, among others: (a) by either party by mutual agreement in writing; (b) by either party if the Merger has not been consummated on or before 5:00 p.m. (Oklahoma time) on November 30, 2015 (the “End Date”), so long as such failure to consummate the Merger is not attributable to such party’s failure to perform any covenant or obligation required to be performed by such party under the Merger Agreement at or prior to the Effective Time; (c) by either party, upon written notice of termination to the other party, if the other party breaches its representations and warranties or covenants such that the conditions to the Merger would not be met (subject to a 30-day cure period), so long as such terminating party is not itself in material breach of any provision of the Merger Agreement; and (d) by either party upon a final, non-appealable order or the enactment, promulgation, issuance or applicability to the Merger by any governmental authority that would make consummation of the Merger illegal. The Merger Agreement provides that if WPX terminates the Merger Agreement due to RKI’s uncured breach of its representations and warranties or covenants, a termination fee of $82,500,000 is payable to WPX by RKI. If RKI terminates the Merger Agreement due to WPX’s uncured breach of its representations and warranties or covenants, WPX is to pay a termination fee of $82,500,000 to RKI. Additionally, if either WPX or RKI terminates the Merger Agreement for failure to consummate the Merger on or before the End Date due to the failure of WPX and Merger Sub to obtain certain financing, then WPX is to pay a termination fee of $82,500,000 to RKI.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about WPX or RKI. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by RKI to WPX in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between WPX and RKI rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about WPX or RKI.

Voting and Support Agreements

In connection with entering into the Merger Agreement, approximately 38% of the members of RKI entered into voting and support agreements (the “Voting Agreements”) and approximately 47% of the members of RKI entered into support agreements (the “Support Agreements”). The Voting Agreements generally require that the members which are party thereto approve the Merger and the Contemplated Transactions and agree to not support another transaction or any action that would interfere with or delay the Merger or the Contemplated Transactions. The Support Agreements generally require that the members that are party thereto agree to not support another transaction or any action that would interfere with or delay the Merger or the Contemplated Transactions. Both the Voting Agreements and the Support Agreements cause the respective members which are party thereto to be bound to the terms of the Merger Agreement, including the indemnification obligations, as if such member was a party to the Merger Agreement.

The foregoing description of the Voting Agreements and the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference in its entirety.

Bridge Facility Commitment Letter

In connection with the acquisition of RKI and concurrently with the entry into the Merger Agreement, the Company entered into a commitment letter, dated July 13, 2015, with Barclays Bank PLC, that provides a commitment (the “Commitment Letter”), subject to satisfaction of standard conditions, for a senior unsecured bridge loan facility of up to $2.0 billion, which if utilized would be used to a pay a portion of the Cash Consideration plus estimated fees and expenses related to the Contemplated Transactions and anticipated related financing transactions, as discussed below. The amount of the bridge loan facility available at closing is subject to reduction in accordance with the terms of Commitment Letter, including but not limited to reduction upon the expected issuance of debt and equity securities used to finance the Contemplated Transactions. The Company currently intends to finance the Contemplated Transactions and related fees and expenses with the proceeds from the issuance of debt and equity securities, cash on hand, borrowings under our revolving credit facility and, only to the extent necessary, borrowings under the bridge loan facility.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2015, the Company announced preliminary financial results for the second quarter. A copy of the press release announcing the same is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information of the information in this Item 2.02, including Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

Press Release Announcing the Merger

On July 14, 2015, WPX issued a joint press release with RKI announcing entry into the Merger Agreement. The joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 13, 2015, by and among RKI Exploration & Production, LLC, WPX Energy, Inc. and Thunder Merger Sub LLC

10.1	Form of Voting and Support Agreement, dated as of July 13, 2015, by and between WPX Energy, Inc. and the Member signatory thereto

99.1	Joint Press Release issued July 14, 2015 by WPX Energy, Inc. and RKI Exploration & Production, LLC

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes and references forward-looking statements, including but not limited to those regarding the proposed transaction between the Company and RKI Exploration & Production, LLC (“RKI”) (the “Transaction”) and the transactions related thereto, the future performance of their businesses, the synergies of the Company and RKI, and similar things. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. Forward-looking statements may use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “forecast” and similar terms and phrases to identify forward-looking statements, and include the assumptions that underlie such statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, there can be no assurance that the results implied or expressed in such forward-looking statements or information or the underlying assumptions will be realized and that actual results of operations or future events will not be materially different from the results implied or expressed in such forward-looking statements or information. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction, including approval by RKI’s members; the possibility of litigation (including related to the Transaction itself); the Company’s ability to successfully integrate RKI’s operations, technology and employees and realize the expected benefits of the Transaction, on the expected timeline or at all; unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the combined companies’ products, which is subject to many factors, including uncertain global economic and industry conditions, and natural gas and oil prices generally; state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein, and any legal or regulatory investigations, delays or other factors beyond the control of the Company or RKI; and other risks described in the Company’s SEC filings. The forward-looking statements in this communication speak only as of the date of this communication. Under no circumstances should the inclusion of the forward-looking statements or information be regarded as a representation, undertaking, warranty or prediction by the Company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the Company will achieve or is likely to achieve any particular results.

The forward-looking statements or information are made as of the date hereof and the Company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements or information, whether as a result of new information, future events or otherwise. Recipients are cautioned that forward-looking statements or information are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements or information due to the inherent uncertainty therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2015

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Name:	Stephen E. Brilz
Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 13, 2015, by and among RKI Exploration & Production, LLC, WPX Energy, Inc. and Thunder Merger Sub LLC

10.1	Form of Voting and Support Agreement, dated as of July 13, 2015, by and between WPX Energy, Inc. and the Member signatory thereto

99.1	Joint Press Release issued July 14, 2015 by WPX Energy, Inc. and RKI Exploration & Production, LLC

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.